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                                                                EXHIBIT 3.i(z)

                                   RESTATED

                          CERTIFICATE OF INCORPORATION

                                     -of-

                                 NAMSCO INC.

                                   -ooOoo-


        FIRST: The name of the Corporation is NAMSCO Inc. (hereinafter sometimes called the "Corporation").

        SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of stock which the Corporation has authority to issue is 3,521,000 shares, consisting of:

        (1) 20,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock");

        (2) 3,500,000 shares of Junior Preferred Stock, par value $.01 per share ("Junior Preferred Stock"); and

        (3) 1,000 shares of Common Stock, par value $.01 per share ("Common Stock").

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                               A. PREFERRED STOCK

Part 1. DIVIDENDS.

        1A. GENERAL OBLIGATION. When, as and if declared by the Board of Directors of the Corporation, and to the extent permitted under the General Corporation Law of the State of Delaware, the Corporation will pay preferential cumulative dividends out of funds legally available for the payment of dividends to the holders of Preferred Stock at the times and in the amounts provided for in this Part 1. Except as otherwise provided herein, cumulative dividends on Preferred Stock will accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) at the rate of 14% of the Stated Value per year (subject to adjustment as provided in Part 5), from and including the date of issuance of such Preferred Stock to but excluding the date on which the Redemption Price of such Preferred Stock is paid. Such dividends will accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Preferred Stock is made on the stock records of the Corporation, and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock.

        1B. PAYMENT OF DIVIDENDS. Dividends accrued on the Preferred Stock shall be payable on March 31, June 30, September 30 and December 31 in each year (each such date being herein referred to as a "Dividend Reference Date"), commencing on June 30, 1990. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared; PROVIDED, HOWEVER, that such date shall not be more than ten days prior to the respective Dividend Reference Date. To the extent not paid on any Dividend Reference Date, all dividends which have accrued on each share of Preferred Stock then outstanding during the period from and including the immediately preceding Dividend Reference Date (or from the date of original issue of the Preferred Stock in the case of the initial Dividend Reference Date) to such Dividend Reference Date will be added to the Stated Value of such share of Preferred Stock and will remain a part thereof until such dividends are paid. Any dividends payable with respect to the Preferred Stock during the first three years after the date of issuance may be paid (subject to restrictions under applicable state law), in the sole discretion of the Board of Directors, in cash or by issuing additional fully paid and nonassessable shares of Preferred Stock, having an aggregate Stated Value equal to the amount of such dividend, and the

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issuance of such additional shares shall constitute full payment of such dividend. Dividends payable with respect to the Preferred Stock after the first three years after the date of issuance are payable only in cash. All shares of Preferred Stock which may be issued as a dividend with respect to the Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable and free of all liens and charges.

        1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. If at any time the Corporation distributes less than the total amount of dividends then accrued with respect to Preferred Stock, such payment will be distributed among the holders of Preferred Stock so that an equal amount will be paid (as nearly as possible) with respect to each outstanding share of Preferred Stock.

        1D. PRIORITY. So long as any Preferred Stock remains outstanding, neither the Corporation nor any of its subsidiaries will redeem, purchase or otherwise acquire any Junior Securities, nor will the Corporation declare or pay any dividend or make any distribution upon Junior Securities if immediately after such redemption, purchase, acquisition, dividend or distribution any Event of Noncompliance of the type described in paragraphs
(1) or (2) of Subpart 5A would exist with respect to the Preferred Stock, or if the Corporation shall have failed to pay the full amount of dividends accrued on the Preferred Stock as of the most recent Dividend Reference Date.

        1E. LIMITATION ON DIVIDEND RESTRICTIONS. The Corporation shall not, and shall not permit any of its subsidiaries to, agree to any provision in any agreement (other than those in the Master Agreement as of the date hereof and the Subordinated Note Agreement as of the date hereof or in connection with any refinancing or refunding thereof which is no more restrictive than the restrictions contained in the Master Agreement on the date hereof or in the Subordinated Note Agreement as of the date hereof) which would impose any restrictions on the Corporation's right to declare and pay dividends on or make any mandatory redemption of Preferred Stock.

Part 2. LIQUIDATION.

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to stockholders (whether from capital, surplus or earnings), before any distribution or payment is made upon any Junior Securities of the Corporation, an amount in cash equal to the aggregate Liquidation Value of all Preferred Stock outstanding to the date fixed for liquidation, dissolution or winding up. The holders of Preferred Stock will not be entitled


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to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among the holders of Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Part
2 unless such consolidation, merger, sale or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

Part 3. REDEMPTIONS.

        3A. REDEMPTION AT THE OPTION OF THE CORPORATION. Subject to the legal availability of funds, any contractual restrictions then binding on the Corporation (including restrictions under the Master Agreement) and applicable state law, the Corporation may redeem at its option, at any time, all or any portion of the Preferred Stock then outstanding at a price per share of Preferred Stock equal to the Redemption Price.

        3B. MANDATORY REDEMPTION. At the earlier of

            (i) March 30, 2000;

           (ii) the merger of the Corporation with and into another corporation whereby the Corporation is not the corporation surviving the merger;

          (iii) the sale of all or substantially all of the assets of the Corporation;

           (iv) the repurchase by Parent of more than 5% of the Class NAMSCO-A Common from terminated Management Stockholders (as defined in the Stockholders Agreement);

            (v) the exercise by Parent of its equity call rights pursuant to paragraphs 1I or 1J of the Stockholders Agreement or by a Stockholder (as defined in the Stockholders Agreement) of its equity put rights pursuant to paragraph 1I of the Stockholders Agreement (except if clause
     (iv) above is not triggered);


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            (vi)  the date when Section 2.03(b) of the Senior Note Agreement is applicable;

           (vii) the date when Section 2.04(b) of the Subordinated Note Agreement is applicable; or

          (viii) upon acceleration of the Senior Notes issued pursuant to the Senior Note Agreement or the Subordinated Notes issued pursuant to the Subordinated Note Agreement,

the Corporation will redeem all of the shares of Preferred Stock then outstanding at a price per share of Preferred Stock equal to the Redemption Price. If Section 2.03(c) of the Senior Note Agreement becomes applicable and a holder of Preferred Stock that is entitled to have the Corporation redeem all or a portion of its Preferred Stock elects to have all or a portion of its Preferred Stock redeemed, or if Section 2.04(c) of the Subordinated Note Agreement becomes applicable and a holder of Preferred Stock that is entitled to have the Corporation redeem all or a portion of its Preferred Stock elects to have all or a portion of its Preferred Stock redeemed, then the Corporation will redeem all or a portion of the shares of Preferred Stock then outstanding so designated by any such holder of Preferred Stock at a price per share of Preferred Stock equal to the Redemption Price.

        3C. REDEMPTION PRICE. For each share of Preferred Stock which is to be redeemed pursuant to this Part 3, the Corporation will be obligated on (i) the date designated by the Corporation for redemption of Preferred Stock in connection with Subpart 3A, (ii) the date any of the events specified in the first sentence of Subpart 3B occur or (iii) the date specified in Section 2.03(c) of the Senior Note Agreement or Section 2.04(c) of the Subordinated Note Agreement with respect to any of the events specified in the second sentence of Subpart 3B (each such date being herein referred to as a "Redemption Date" as further defined in Part 6) to pay to the holder thereof (upon surrender, unless otherwise specified in paragraph 9M of the Stock Purchase Agreement, by such holder at the Corporation's principal office of the certificate representing such shares of Preferred Stock) an amount in cash equal to the Redemption Price. If the funds of the Corporation legally available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of the Preferred Stock to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will immediately be used to redeem the balance of the Preferred Stock which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.


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        3D.  NOTICE OF REDEMPTION.  The Corporation will mail written notice of each redemption of Preferred Stock pursuant to Subpart 3A or to the first sentence of Subpart 3B (other than clauses (vi) and (vii)) to each record holder thereof, not more than 60 nor less than 10 days prior to the date on which such redemption is to be made at such holder's address as the same appears on the stock register of the Corporation and the Corporation will give notice of redemption of Preferred Stock pursuant to the second sentence of Subpart 3B; PROVIDED, HOWEVER, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Redemption Date; (ii) the number of shares of Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares of Preferred Stock held by such holder to be redeemed; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date. In case fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed pursuant to this Part 3, a new certificate representing the number of unredeemed shares of Preferred Stock will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Preferred Stock.

        3E. DETERMINATION OF THE NUMBER OF SHARES OF EACH HOLDER'S PREFERRED STOCK TO BE REDEEMED. The number of shares of Preferred Stock to be redeemed from each holder thereof in partial redemptions by the Corporation under Subpart 3A will be the number of shares of Preferred Stock determined by multiplying the total number of shares of Preferred Stock desired to be redeemed times a fraction, the numerator of which will be the total number of shares of Preferred Stock then held by such holder and the denominator of which will be the total number of shares of Preferred Stock then outstanding.

        3F. DIVIDENDS AFTER REDEMPTION DATE. No share of Preferred Stock is entitled to any dividends accruing after its Redemption Date. On such Redemption Date all rights of the holder of such share of Preferred Stock will cease, and such share of Preferred Stock will not be deemed to be outstanding.

        3G. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation or a subsidiary will be canceled and will not be reissued, sold or transferred.


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Part 4.  VOTING RIGHTS.

        The outstanding shares of Preferred Stock shall have no voting rights except as required by law and such additional voting rights as are set forth below.

        4A. No amendment, modification or waiver will be binding or effective with respect to any provision of Section A of Article Fourth of this Restated Certificate of Incorporation unless approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock voting together as a separate class.

        4B. In addition to any other vote or consent of stockholders required herein, the By-laws of the Corporation or by law, the affirmative vote of all the holders of the outstanding shares of Preferred Stock, voting together as a separate class, shall be necessary to change the rate or time of payment of any dividends on, the time or amount of any redemption of, or the amount of any payments upon liquidation of the Corporation with respect to, the priorities afforded by the provisions of Subpart 1D for the benefit of, shares of Preferred Stock or to amend Part 3 or this Part 4.

        4C. The affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock voting together as a separate class shall be necessary to:

                (i) increase the number of authorized shares of Preferred Stock or authorize or issue any additional shares of any series of Preferred Stock or any shares of capital stock of the Corporation of any class, or any security or obligations convertible into any capital stock of the Corporation of any class, in each case ranking on a parity with or senior to the Preferred Stock as to distribution of assets in liquidation or in right of payment of dividends;

               (ii) permit the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or the consolidation or merger of the Corporation with or into any other corporation or the merger of another corporation into the Corporation unless in any of the circumstances set forth above the Corporation shall have exercised its option to redeem all of the shares of Preferred Stock pursuant to Subpart 3A out of legally available funds; or

              (iii) change by amendment to the Corporation's Certificate of Incorporation or otherwise, the terms or provisions of the Preferred Stock so as to adversely affect the powers, special rights and preferences of the holders thereof.


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         4D. If on any date a total of two quarter-annual dividends on the
Preferred Stock have fully accrued but have not been paid in full (a "Dividend Arrearage") or if the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is obligated to make (a "Redemption Default"), the holders of shares of Preferred Stock, voting together as a separate class, shall have the right to elect one director to the Board of Directors from and after such election date. Such right of the holders of Preferred Stock to vote for the election of such director may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Preferred Stock, until all Dividend Arrearages and Redemption Defaults shall have been paid in full (or such dividends or redemptions declared or made and funds sufficient therefor set apart for payment), at which time the term of office of the director so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Preferred Stock as hereinabove authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such number of directors as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by one director, and the holders of the Preferred Stock shall be entitled to elect such director. The director so elected shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the term of office of the person so elected as director shall have terminated under the circumstances set forth in the second sentence of this Subpart 4D. If the director so elected by the holders of Preferred Stock as a class shall cease to serve as a director before his or her term shall expire, the holders of the Preferred Stock then outstanding and entitled to vote for such director may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above,


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elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

Part 5.  EVENTS OF NONCOMPLIANCE.

         5A. DEFINITION.  An Event of Noncompliance ("Event of
Noncompliance") will be deemed to have occurred with respect to Preferred Stock if:

         (1) the Corporation fails to pay on any Dividend Reference Date the full amount of dividends then accrued; or

         (2) the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is obligated to make.

         5B. CONSEQUENCES OF EVENT OF NONCOMPLIANCE.

         (1) From and after the occurrence of an Event of Noncompliance specified in Subpart 5A(1) above, the rate at which dividends on the Preferred Stock provided for herein accrue will be increased to 14.25% per annum of the Stated Value thereof, and such dividend accrual rate will further increase by .25% from and after the ninetieth day following the occurrence of such Event of Noncompliance and will further increase by .25% from and after the end of each succeeding 90 day period thereafter as long as there is continuing in existence any such Event of Noncompliance, but not to a rate in excess of 17% per annum. From and after the occurrence of an Event of Noncompliance specified in Subpart 5A(2) above, the rate at which dividends on the Preferred Stock provided for herein accrue will be increased to 17% per annum of the Stated Value thereof so long as there is continuing in existence any such Event of Noncompliance. From and after such time as there is no such Event of Noncompliance continuing in existence, dividends on the Preferred Stock shall accrue at the rate provided for in Part 1 until the occurrence of another Event of Noncompliance, whereupon the rate at which dividends on the Preferred Stock will accrue will be increased in the manner and subject to the conditions set forth in this Subpart 5B.

         (2) If any Event of Noncompliance exists, each holder of Preferred Stock will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Part 6.  DEFINITIONS.

         For purposes of this Article Fourth, the following terms shall have the following meanings:


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          "CLASS NAMSCO-A COMMON" means the Class NAMSCO-A Common Stock, par value $.01 per share of Parent.

          "DIVIDEND ARREARAGE" shall have the meaning set forth in Subpart 4D.

          "DIVIDEND REFERENCE DATE" shall have the meaning set forth in Subpart 1B.

          "EVENT OF NONCOMPLIANCE" shall have the meaning set forth in Part 5.

          "JUNIOR SECURITY" means any equity security of any kind which the Corporation or any subsidiary at any time issues or is authorized to issue other than the Preferred Stock.

          "LIQUIDATION VALUE" of any share of Preferred Stock as of any particular date will be equal to the sum of $1,000 plus an amount in cash equal to all accrued but unpaid dividends (whether or not earned or declared) thereon.

          "MASTER AGREEMENT" means the Master Agreement dated as of March 28, 1990 among the Corporation, 855715 Ontario Limited (which has subsequently been renamed Sifto Canada Inc.), American Salt Company (which has subsequently been renamed North American Salt Company), and the other parties named therein and the agreements entered into in connection therewith, as the same may be amended, endorsed, supplemented or otherwise modified from time to time.

          "PARENT" means Harris Chemical Group, Inc., a Delaware corporation.

          "PERSON" means an individual, a partnership, a corporation, a trust, an estate, a joint venture, an unincorporated organization or a government or any department or agency thereof.

          "REDEMPTION DATE" as to any share of Preferred Stock means the date specified in the notice of any redemption at the Corporation's option, or the applicable date specified herein in the case of a redemption pursuant to the provision of Subpart 3B; PROVIDED that no such date will be a Redemption Date unless the Redemption Price is paid in full in cash on such date, and if not so paid in full, the Redemption Date will be the date on which such Redemption Price is fully paid as permitted and required by this Section A of Article Fourth.

          "REDEMPTION DEFAULT" shall have the meaning set forth in Subpart 4D.

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          "REDEMPTION PRICE" for any share of Preferred Stock as of any particular date will be an amount equal to the Liquidation Value of such share of Preferred Stock.

          "SENIOR NOTE AGREEMENT" means the Senior Secured Note Agreement dated as of March 28, 1990 among 855715 Ontario Limited (which has subsequently been renamed Sifto Canada Inc.) and the other parties named therein and the agreements entered into in connection therewith, as the same may be amended, endorsed, supplemented or otherwise modified from time to time.

          "STATED VALUE" of any share of Preferred Stock as of any particular date will be equal to the sum of $1,000 plus an amount equal to all unpaid dividends required to be added thereto as provided in Subpart 1B.

          "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of March 28, 1990 among the Corporation and the other parties named therein as the same may be amended, endorsed, supplemented or otherwise modified from time to time.

          "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of September 24, 1993 among Parent and its stockholders.

          "SUBORDINATED NOTE AGREEMENT" means the Subordinated Note Agreement dated as of March 28, 1990 among American Salt Company (which has subsequently been renamed North American Salt Company) and the other parties named therein as the same may be amended, endorsed, supplemented or otherwise modified from time to time.

Part 7.  NOTICES.

          All notices referred to herein, except as otherwise expressly provided, will be made by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed.

Part 8.  REGISTRATION OF TRANSFER.

          The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Preferred Stock of the Corporation. Upon the surrender of any certificate representing shares of Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable

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securities laws and to any restrictions on transfer (including without limitation, those referred to in any legend on the certificate so surrendered). Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

Part 9.  REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation or any certificate evidencing one or more shares of Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institution, its own unsecured agreement of indemnity shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like and kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                          B.  JUNIOR PREFERRED STOCK

Part I. DIVIDENDS.

         1A.   GENERAL OBLIGATION. When, as and if declared by the Board of
Directors of the Corporation, and to the extent permitted under the General Corporation Law of the State of Delaware and any contractual restrictions then binding on the Corporation (including restrictions under the Master Agreement), the Corporation will pay preferential cumulative dividends out of funds legally available for the payment of dividends to the holders of Junior Preferred Stock at the times and in the amounts provided for in this Part 1. Except as otherwise provided herein, cumulative dividends on Junior Preferred Stock will accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) at the rate of 10% of the Stated Value per year, from and including the date of issuance of such Junior Preferred Stock to but excluding the date on which the Junior

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Preferred Redemption Price of such Junior Preferred Stock is paid. Such dividends will accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Junior Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Junior Preferred Stock is made on the stock records of the Corporation, and regardless of the number of certificates which may be issued to evidence such share of Junior Preferred Stock.

         1B. PAYMENT OF DIVIDENDS. Dividends accrued on the Junior Preferred Stock shall be payable on June 30 in each year (such date being herein referred to as a "Junior Preferred Dividend Reference Date"). Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared; PROVIDED, HOWEVER, that such date shall not be more than ten days prior to the respective Junior Preferred Dividend Reference Date. To the extent not paid on any Junior Preferred Dividend Reference Date, all dividends which have accrued on each share of Junior Preferred Stock then outstanding during the period from and including the immediately preceding Junior Preferred Dividend Reference Date (or from the date of original issue of the Junior Preferred Stock in the case of the initial Junior Preferred Dividend Reference Date) to such Junior Preferred Dividend Reference Date will be added to the Stated Value of such share of Junior Preferred Stock and will remain a part thereof until such dividends are paid.

         1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. If at any time the Corporation distributes less than the total amount of dividends then accrued with respect to Junior Preferred Stock, such payment will be distributed among the holders of Junior Preferred Stock so that an equal amount will be paid (as nearly as possible) with respect to each outstanding share of Junior Preferred Stock.

         1D. PRIORITY. So long as any Junior Preferred Stock remains outstanding, neither the Corporation nor any of its subsidiaries will redeem, purchase or otherwise acquire any Junior Stock, nor will the Corporation declare or pay any dividend or make any distribution upon Junior Stock if immediately after such redemption, purchase, acquisition, dividend or distribution the Corporation shall have failed to pay the full amount of dividends accrued on the Junior Preferred Stock as of the most recent Junior Preferred Dividend Reference Date.

         1E. LIMITATION ON DIVIDEND RESTRICTIONS. The Corporation shall not, and shall not permit any of its

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subsidiaries to, agree to any provision in any agreement (other than those in the Master Agreement as of the date hereof and the Subordinated Note
Agreement as of the date hereof or in connection with any refinancing or refunding thereof which is no more restrictive than the restrictions contained in the Master Agreement on the date hereof or in the Subordinated Note Agreement as of the date hereof, provided that any such refinancing or refunding shall not be deemed to be more restrictive merely because the principal amount of such refinancing or refunding exceeds the principal amount being refinanced or refunded or because the scheduled repayment date therefor is later) which would impose any restrictions on the Corporation's right to declare and pay dividends on or make any mandatory redemption of Junior Preferred Stock.

Part 2. LIQUIDATION.

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Junior Preferred Stock then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to stockholders (whether from capital, surplus or earnings), before any distribution or payment is made upon any Junior Stock of the Corporation, an amount in cash equal to the aggregate Junior Preferred Liquidation Value of all Junior Preferred Stock outstanding to the date fixed for liquidation, dissolution or winding up. The holders of Junior Preferred Stock will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among the holders of Junior Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders will be distributed ratably among such holders based upon the aggregate Junior Preferred Liquidation Value of the Junior Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Junior Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Part 2 unless such consolidation, merger, sale or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

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Part 3. REDEMPTIONS.

        3A. REDEMPTION AT THE OPTION OF THE CORPORATION. Subject to the legal availability of funds, any contractual restrictions then binding on the Corporation (including restrictions under the Master Agreement) and applicable state law, the Corporation may redeem at its option, at any time, all or any portion of the Junior Preferred Stock then outstanding at a price per share of Junior Preferred Stock equal to the Junior Preferred Redemption Price.

        3B. MANDATORY REDEMPTION. Subject to the legal availability of funds, any contractual restrictions then binding on the Corporation (including restrictions under the Master Agreement) and applicable state law, on the date upon which a holder of outstanding shares of Junior Preferred Stock requests, by written notice to the Corporation, that the Corporation redeem its Junior Preferred Stock, the Corporation will redeem all such shares of Junior Preferred Stock at a price per share of Junior Preferred Stock equal to the Junior Preferred Redemption Price.

        3C. REDEMPTION PRICE. For each share of Junior Preferred Stock which is to be redeemed pursuant to this Part 3, the Corporation will be obligated on (i) the date designated by the Corporation for redemption of Preferred Stock in connection with Subpart 3A or (ii) the date any of the events specified in Subpart 3B occur (each such date being herein referred to as a "Junior Preferred Redemption Date" as further defined in Part 5) to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such shares of Junior Preferred Stock) an amount in cash equal to the Junior Preferred Redemption Price. If the funds of the Corporation legally available for redemption of Junior Preferred Stock on any Junior Preferred Redemption Date are insufficient to redeem the total number of shares of Junior Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Junior Preferred Stock ratably among the holders of the Junior Preferred Stock to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Junior Preferred Stock, such funds will immediately be used to redeem the balance of the Junior Preferred Stock which the Corporation has become obligated to redeem on any Junior Preferred Redemption Date but which it has not redeemed.

        3D. NOTICE OF REDEMPTION. The Corporation will mail written notice of each redemption of Junior Preferred Stock pursuant to subpart 3A or Subpart 3B to each record holder thereof, not more than 60 nor less than 10 days prior to the date on which such redemption is to be made at such holder's address as the same appears on the stock register of the Corporation;

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PROVIDED, HOWEVER, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Junior Preferred Redemption Date; (ii) the number of shares of Junior Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares of Junior Preferred Stock held by such holder to be redeemed; (iii) the Junior Preferred Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Junior Preferred Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such Junior Preferred Redemption Date. In case fewer than the total number of shares of Junior Preferred Stock represented by any certificate are redeemed pursuant to this
Part 3, a new certificate representing the number of unredeemed shares of Junior Preferred Stock will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Junior Preferred Stock.

        3E. DETERMINATION OF THE NUMBER OF SHARES OF EACH HOLDER'S JUNIOR PREFERRED STOCK TO BE REDEEMED. The number of shares of Junior Preferred Stock to be redeemed from each holder thereof in partial redemptions by the Corporation under Subpart 3A will be the number of shares of Junior Preferred Stock determined by multiplying the total number of shares of Junior Preferred Stock desired to be redeemed times a fraction, the numerator of which will be the total number of shares of Junior Preferred Stock then held by such holder and the denominator of which will be the total number of shares of Junior Preferred Stock then outstanding.

        3F. DIVIDENDS AFTER REDEMPTION DATE. No share of Junior Preferred Stock is entitled to any dividends accruing after its Junior Preferred Redemption Date. On such Junior Preferred Redemption Date all rights of the holder of such share of Junior Preferred Stock will cease, and such share of Junior Preferred Stock will not be deemed to be outstanding.

        3G. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Junior Preferred Stock which are redeemed or otherwise acquired by the Corporation or a subsidiary will be canceled and will not be reissued, sold or transferred.

Part 4. VOTING RIGHTS.

        The outstanding shares of Junior Preferred Stock shall have no voting rights except as required by law and such additional voting rights as are set forth below.

        4A. No amendment, modification or waiver will be binding or effective with respect to any provision of Section B of Article Fourth of this Restated Certificate of Incorporation unless approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Junior Preferred Stock voting together as a separate class.

        4B. In addition to any other vote or consent of stockholders required herein, the By-laws of the Corporation or by law, the affirmative vote of all the holders of the outstanding shares of Junior Preferred Stock, voting together as a separate class, shall be necessary to change the rate or time of payment of any dividends on, the time or amount of any redemption of, or the amount of any payments upon liquidation of the Corporation with respect to, the priorities afforded by the provisions of Subpart 1D for the benefit of, shares of Junior Preferred Stock or to amend Part 3 of this Part 4.

        4C. The affirmative vote of the holders of at least a majority of the outstanding shares of Junior Preferred Stock voting together as a separate class shall be necessary to:

                (i) except as provided by this Certificate of Incorporation, increase the number of authorized shares of Preferred Stock or Junior Preferred Stock or authorize or issue any additional shares of any series of Preferred Stock or Junior Preferred Stock or any shares of capital stock of the Corporation of any class, or any security or obligations convertible into any capital stock of the Corporation of any class, in each case ranking on a parity with or senior to the Junior Preferred Stock as to distribution of assets in liquidation or in right of payment of dividends;

               (ii) permit the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or the consolidation or merger of the Corporation with or into any other corporation or the merger of another corporation into the Corporation unless in any of the circumstances set forth above the Corporation shall have exercised its option to redeem all of the shares of Junior Preferred Stock pursuant to Subpart 3A out of legally available funds; or

              (iii) change by amendment to the Corporation's Certificate of Incorporation or otherwise, the terms or provisions of the Junior Preferred Stock so as to adversely affect the powers, special rights and preferences of the holders thereof.

        4D. If on any date a total of two annual dividends on the Junior Preferred Stock have fully accrued but have not been paid in full (a "Junior Preferred Dividend Arrearage") or if the

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Corporation fails to make any redemption payment with respect to the Junior
Preferred Stock which it is obligated to make (a "Junior Preferred Redemption Default"), the holders of shares of Junior Preferred Stock voting together as a separate class, shall have the right to elect one director to the Board of Directors from and after such election date. Such right of the holders of Junior Preferred Stock to vote for the election of such director may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Junior Preferred Stock, until all Junior Preferred Dividend Arrearages and Junior Preferred Redemption Defaults shall have been paid in full (or such dividends or redemptions declared or made and funds sufficient therefor set apart for payment), at which time the term of office of the director so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Junior Preferred Stock as hereinabove authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Junior Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such number of directors as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Junior Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Junior Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by one director, and the holders of the Junior Preferred Stock shall be entitled to elect such director. The director so elected shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the term of office of the person so called as director shall have terminated under the circumstances set forth in the second sentence of this Subpart 4D. If the director so elected by the holders of Junior Preferred Stock as a class shall cease to serve as a director before his or her term shall expire, the holders of the Junior Preferred Stock then outstanding and entitled to vote for such director may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect a

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successor to hold office for the unexpired term of the director whose place shall be vacant.

Part 5. DEFINITIONS.

        For purposes of Section B of this Article Fourth, the following terms shall have the following meanings:

        "JUNIOR PREFERRED DIVIDEND ARREARAGE" shall have the meaning set forth in Subpart 4D.

        "JUNIOR PREFERRED DIVIDEND REFERENCE DATE" shall have the meaning set forth in Subpart 1B.

        "JUNIOR STOCK" means any equity security of any kind which the Corporation or any subsidiary at any time issues or is authorized to issue other than the Preferred Stock and the Junior Preferred Stock.

        "JUNIOR PREFERRED LIQUIDATION VALUE" of any share of Junior Preferred Stock as of any particular date will be equal to the sum of $10 plus an amount in cash equal to all accrued but unpaid dividends (whether or not earned or declared) thereon.

        "JUNIOR PREFERRED REDEMPTION DATE" as to any share of Junior Preferred Stock means the date specified in the notice of any redemption at the Corporation's option, or the applicable date specified herein in the case of a redemption pursuant to the provision of Subpart 3B; PROVIDED that no such date will be a Junior Preferred Redemption Date unless the Junior Preferred Redemption Price is paid in full in cash on such date, and if not so paid in full, the Junior Preferred Redemption Date will be the date on which such Junior Preferred Redemption Price is fully paid as permitted and required by this Section B of Article Fourth.

        "JUNIOR PREFERRED REDEMPTION DEFAULT" shall have the meaning set forth in Subpart 4D.

        "JUNIOR PREFERRED REDEMPTION PRICE" for any share of Junior Preferred Stock as of any particular date will be an amount equal to the Junior Preferred Liquidation Value of such share of Junior Preferred Stock.

        "STATED VALUE" of any share of Junior Preferred Stock as of any particular date will be equal to the sum of $10 plus an amount equal to all unpaid dividends required to be added thereto as provided in Subpart 1B.

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Part 6.  NOTICES.

         All notices referred to herein, except as otherwise expressly provided, will be made by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed.

Part 7.  REGISTRATION OF TRANSFER.

         The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Junior Preferred Stock of the Corporation. Upon the surrender of any certificate representing shares of Junior Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Junior Preferred Stock represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws and to any restrictions on transfer (including without limitation, those referred to in any legend on the certificate so surrendered). Each such new certificate shall be registered in such name and shall represent such number of shares of Junior Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

Part 8.  REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation or any certificate evidencing one or more shares of Junior Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institution, its own unsecured agreement of indemnity shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Junior Preferred Stock represented by such lost, stolen,

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destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                                C. COMMON STOCK

         Part 1.  VOTING RIGHTS.

         1A. GENERALLY. Except as specifically required under the General Corporation Law of the State of Delaware, the holders of Common Stock will be entitled to one vote per share and shall vote as one class on all matters to be voted on by the Corporation's stockholders.

         1B. ELECTION OF DIRECTORS. Subject to the rights of holders of Preferred Stock and Junior Preferred Stock as set forth herein, the number of directors which shall constitute the Board of Directors shall be not less than three nor more than seven which exact number shall be established in the By-laws of the Corporation and shall initially be five.

         Part 2. DIVIDENDS. After the payment of dividends to the holders of Preferred Stock and Junior Preferred Stock as provided pursuant to Article Fourth, when and as dividends are declared thereon, the holders of Common Stock then outstanding shall be entitled to share equally, share for share, in such dividends.

         Part 3. LIQUIDATION. After the payment or distribution to the holders of Preferred Stock and Junior Preferred Stock as provided pursuant to this Article Fourth, the holders of Common Stock then outstanding shall be entitled to receive ratably all remaining assets of the Corporation to be distributed upon any liquidation, dissolution or winding up of the Corporation.

                             D. ISSUANCE OF STOCK

         Except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its

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discretion lawfully may determine. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

         FIFTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

         1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.

         2. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         SIXTH: The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, (1) is or was a stockholder, director, officer, employee or agent of the Corporation (including the incorporator thereof), or (2) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (3) is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such other enterprise, partnership, joint venture, trust, or other enterprise, against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or

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proceeding, or any appeal therein, to the fullest extent permitted by law.

         Expenses which may be indemnifiable under this Section incurred in defending an action, suit or proceedings may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon agreement by or on behalf of the stockholder, director, officer, employee or agent, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this Article Sixth.

         The Corporation shall not indemnify any stockholder, director, officer, employee or agent against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this Article Sixth, but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any stockholder, director, officer, employee or agent on such basis as may be agreed upon.

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                          CERTIFICATE OF AMENDMENT
                                     TO
                        CERTIFICATE OF INCORPORATION
                                     OF
                                NAMSCO INC.

                                   *****

                  Adopted in accordance with the provisions
                of Section 242 of the General Corporation Law
                           of the State of Delaware

                                   *****


         Rose Marie Williams, being the Secretary of NAMSCO Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST:   That the Certificate of Incorporation of the Corporation
be, and hereby is, amended by deleting Paragraph 1B of Part One of Section C of Article Fourth in its entirety and substituting in lieu thereof a new Paragraph 1B of Part One of Section C of Article Fourth to read as follows:

                  "FOURTH:
                  C. COMMON STOCK
                  Part 1. VOTING RIGHTS.
                  1B. ELECTION OF DIRECTORS. The number of directors which shall constitute the Board of Directors shall be not less than one nor more than five which exact number shall be established in the By-Laws of the Corporation."

         SECOND:   That the Board of Directors of the Corporation approved
the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

         THIRD:   That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set her hand this 15th day of January, 2001.

                                             /s/ Rose Marie Williams
                                            -------------------------
                                            NAMSCO Inc., a Delaware corporation

                                            By:   Rose Marie Williams
                                            Its:  Secretary